EXHIBIT 99.3

                                February 28, 2000


Keith Mills
First Call International Ltd.
68 Long Acre
London
WC2E 9JQ

Dear Keith:

          This letter ("Letter Agreement") sets forth the agreement between First Call International Ltd. ("First Call") and Tickets.com, Inc. ("Tickets.com") pursuant to which Tickets.com proposes to make an offer to the shareholders of First Call for the entire issued share capital of First Call, on the terms and conditions set forth in this Letter Agreement (the "Acquisition").

          1. The Acquisition. The Acquisition will be structured as an exchange offer (the "Exchange Offer") to be made by Tickets.com after the S-4 Effective Date (as defined below) pursuant to which each of the First Call shareholders accepting the offer shall sell, and Tickets.com shall purchase, all of the outstanding capital stock in exchange for a pro rata share of the Issued Shares (as defined below). In addition, prior to the closing, the outstanding shareholder loans (which as of the date of this Agreement are approximately (pound)5 million) will be converted to First Call capital stock and acquired by way of the issuance of Tickets.com shares, as part of the purchase price.

          2. Purchase Price. The total purchase price payable by Tickets.com for all outstanding capital stock of First Call, assuming all options to purchase shares of First Call have been exercised, and the outstanding shareholder loans have been converted to capital stock, is the number of shares of Tickets.com common stock that, in the aggregate will have a value of $132,000,000 (the "Issued Shares") payable in accordance with the following schedule.


At the closing of the Acquisition:                                    US$ Amount
---------------------------------                                     ----------

o  Up front payment in Tickets.com stock in respect of First
   Call's outstanding equity                                         104,000,000

o  Up front payment in Tickets.com stock in respect of First
   Call's outstanding shareholder loans                               16,000,000
                                                                    ------------
SUB TOTAL                                                            120,000,000

Twelve months after the closing of the Acquisition:

o    Holdback of $12,000,000 of the Issued Shares in
     pro rata amounts among the shareholders of First
     Call, to be held in escrow, payable twelve (12)
     months from the closing date, subject to offset
     for any breach of warranties and indemnities made
     in the Shareholders' Agreement (as defined below)                12,000,000
                                                                    ------------
TOTAL CONSIDERATION                                                 $132,000,000

The actual number of Tickets.com shares to be issued will be determined using the average closing price of Tickets.com common stock for the 30 trading days ending on the second trading day prior to the date that the S-4 Registration Statement is declared effective by the US Securities and Exchange Commission (the "SEC") (such date being the "Registration Date"). The parties have agreed that they should each be protected from price movements of more than 10% from the current average level. The average closing price of Tickets.com stock for the 30 trading day period prior to signing this Letter Agreement is $15.734. Therefore, if the average closing price for the 30 trading days prior to the Registration Date is greater than 10% higher than $15.734 then the number of shares to be issued will be calculated as through the average was $17.307. If the average closing price for the 30 trading days prior to the Registration Date is more than 10% below $15.734, then the number of shares to be issued will be calculated as through the average was $14.160.

          3. Employment Matters. At the closing of the Acquisition, key employees and consultants, as determined by both parties, will enter into employment and consulting agreements respectively with Tickets.com. Such agreements may provide for a base salary, base rate and a grant of stock options, subject to a vesting schedule, to purchase common stock of Tickets.com. At the closing of the Acquisition, Tickets.com may grant other key employees common stock options. Stock options to be granted to employees of First Call may be for shares of First Call as determined by the joint decision of Keith Mills and Tickets.com. The parties have discussed the appointment of Keith Mills to the Tickets.com Board, however this would be subject to the approval of the Tickets.com Board.

          4. Definitive Agreement. The parties agree to use their best efforts to expeditiously negotiate in good faith and to execute and deliver an agreement between First Call and Tickets.com defining the Exchange Offer and containing covenants of First Call concerning the conduct of its business prior to closing of the Acquisition ("Definitive Agreement") and to approve the terms and conditions to be agreed to by each of the shareholders of First Call ("Shareholders' Agreement") each consistent with the terms of this Letter Agreement and containing representations, warranties, covenants, conditions and indemnities customary for the acquisition of a business similar to First Call, in form and substance reasonably satisfactory to First Call and Tickets.com. Prior to filing the S-4 registration statement (a) Tickets.com shall have

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satisfactorily completed its due diligence review of First Call, (b) both parties shall have completed a mutually satisfactory joint operating and business plan, (c) approval shall have been given by the respective Boards of Directors of First Call and Tickets.com, (d) Tickets.com and First Call shall have entered into the Definitive Agreement and (e) the shareholders of First Call shall have approved the terms of the Shareholders' Agreement. The earlier of the date that (i) both the First Call and Tickets.com Boards of Directors have approved the terms of the Exchange Offer and (ii) the execution of the Definitive Agreement is hereinafter referred to as the "Approval Date".

          5. Conditions to Closing. The closing of the Acquisition shall be conditioned upon (a) the S-4 Registration Statement being declared effective by the SEC (the "S-4 Effective Date"), (b) the acceptance of the Exchange Offer by all of the shareholders of First Call, including shares issued upon (i) conversion of all shareholder loans into First Call common stock, and (ii) exercise of all outstanding stock options held by First Call employees and consultants to purchase First Call common shares and (c) any government or other third party consents or waivers shall have been received. Tickets.com agrees to use its best endeavors to file the S4 Registration Statement forthwith on, or as soon as possible after, the Approval Date and to obtain an S-4 Effective Date as soon as possible after such filing.

          6. Break Fee. A. Air Miles International Group BV ("Air Miles") shall pay to Tickets.com forthwith on demand the sum of US$13,200,000 (the "Break Fee") in immediately available funds in the event that:

(1) on or prior to June 30, 2000 (unless Tickets.com has formally terminated negotiations for the acquisition of First Call in writing at a time when there has been no breach of this Letter Agreement by First Call or Air Miles), Air Miles or any other shareholder of First Call accepts an offer to acquire its shares in First Call, enters into a binding agreement or undertaking to sell its shares in First Call or otherwise permits any person (including First Call) to enter into any agreement or arrangement whereby any person acquires or subscribes shares in First Call or the right to acquire or subscribe shares of First Call or securities convertible or exchangeable into shares of First Call or the right to acquire a substantial part of the undertaking or assets of First Call (the provisions of this paragraph 6 being without prejudice to the provisions of paragraph 7), or

(2) provided that the S-4 Effective Date is on or before 30 June 2000, on the date that is 30 days after Tickets.com makes the Exchange Offer, any shareholder of First Call has not accepted the Exchange Offer or any shareholder of First Call has not executed a Shareholders' Agreement or delivered its shares in First Call as required under the terms of the Exchange Offer, provided that Air Miles shall have no liability under this paragraph 2 unless the Exchange Offer made by Tickets.com conforms, in all material respects, to the terms of the Definitive Agreement and the Shareholders' Agreement.


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
B. Tickets.com shall pay to First Call forthwith on demand the sum of US$13,200,000 in immediately available funds in the event that:

(1) on or prior to 30 days after the S-4 Effective Date Tickets.com fails to make the Exchange Offer in accordance with the terms of the Definitive Agreement, or

(2) on or prior to June 30, 2000 (unless the shareholders of First Call have formally terminated negotiations for the acquisition by Tickets.com of First Call in writing at a time when there has been no breach of this Letter Agreement by Tickets.com), Tickets.com takes any action in breach of paragraph 8 (the provisions of this paragraph 6 being without prejudice to the provisions of paragraph 8).

          7. No Solicitation by First Call. From and after the date hereof and until the earlier to occur of the termination of this Letter Agreement or the execution of the Definitive Agreement, First Call shall not, and shall not permit its officers, directors, employees, advisors, representatives or agents (collectively, "Representatives"), except as required by applicable law, to, (a) directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any inquiry or the making of any proposal which constitutes, or may be reasonably expected to lead to, any acquisition or purchase of a substantial amount of the assets or securities of First Call or any tender offer or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, re-capitalization, spin-off, liquidation, dissolution or similar transaction involving First Call or any other transaction the consummation of which would or could reasonably be expected to prevent or materially delay the closing of the Acquisition (collectively, a "First Call Transaction Proposal") or agree to or endorse any First Call Transaction Proposal or (b) propose, enter into or participate in any discussions or negotiations regarding any First Call Transaction Proposal, or furnish to any other person any information with respect to the business or assets of First Call in connection with a First Call Transaction Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

          8. No Solicitation by Tickets.com. From and after the date hereof and until the earlier to occur of the termination of this Letter Agreement or the execution of the Definitive Agreement, Tickets.com shall not, and shall not permit its officers, directors, employees, advisors, representatives or agents (collectively, "Representatives"), except as required by applicable law, to, (a) directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any inquiry or the making of any proposal which constitutes, or may be reasonably expected to lead to, any acquisition or purchase by another person of a substantial amount of the assets or securities of Tickets.com or any acquisition or purchase by Tickets.com of a substantial amount of the assets or securities of another person or any tender offer or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, re-capitalization, spin-off, liquidation, dissolution or similar transaction involving Tickets.com as a buyer, seller or target or any other transaction the


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
consummation of which would or could reasonably be expected to prevent or materially delay the closing of the Acquisition (collectively, a "Tickets.com Transaction Proposal") or agree to or endorse any Tickets.com Transaction Proposal or (b) propose, enter into or participate in any discussions or negotiations regarding any Tickets.com Transaction Proposal, or furnish to any other person any information with respect to the business or assets of Tickets.com in connection with a Tickets.com Transaction Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The term Tickets.com Transaction Proposal, as used in this paragraph, shall not include any proposed transaction with an entity headquartered in North America.

          9. S-4 Registration Statement. As soon as practically possible after the Approval Date, Tickets.com will file an S-4 registration statement for the Issued Shares. Once the S-4 has been declared effective by the SEC and the Acquisition has closed, the shareholders of First Call will be allowed to sell the Issued Shares, subject to the lockup provisions outlined in paragraph 10 and as provided by applicable US securities laws.

          10. Lockup Provisions. The portion of the Issued Shares held by the non-employee shareholders of First Call (Liam Cowdrey, Phillip Beard, Alan Deller and Mike Ward) ("Investors") shall be referred to as "Investor Shares." The portion of the Issued Shares held by the management and employees of First Call (Air Miles, Jane Willacy, Nicola Walker and Stephen Taylor) ("Employees") shall be referred to as "Employee Shares." The Investors will be allowed to sell 15% of the Investor Shares after three months following the closing of the Acquisition, and thereafter an additional one fifteenth of the remaining 85% of the Investor Shares each month through the eighteenth month following the closing of the Acquisition. The Employees will be allowed to sell 10% of the Employee Shares after three months following the closing of the Acquisition, an additional 10% after six months following the closing of the Acquisition, an additional 10% after nine months following the closing of the Acquisition, an additional 15% after twelve months following the closing of the Acquisition, an additional 15% after fifteen months following the closing of the Acquisition, an additional 15% after eighteen months following the closing of the Acquisition, an additional 15% after twenty-one months following the closing of the Acquisition and the remainder of the Employee Shares after twenty-four months following the closing of the Acquisition.

          11. Undertaking. On the Approval Date, Air Miles will, if requested by Tickets.com, execute and deliver an irrevocable undertaking to accept the Exchange Offer.

          12. Expenses. Each of First Call and Tickets.com shall bear its own Transaction Expenses. "Transaction Expenses" shall mean the expenses (whether or not incurred prior to the date hereof) arising out of, relating to or incidental to the discussion, evaluation, negotiation and documentation of this Letter Agreement and the transactions contemplated hereby.


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
          13. Confidentiality Agreement. Each of Tickets.com and First Call acknowledges and reaffirms the obligations contained in the Confidentiality Agreement, dated February 2, 2000, previously executed by the parties.

          14. Access. Each party will allow the other party and its independent accountants, counsel and other representatives reasonable access to all properties, books, records and personnel, upon reasonable notice, in order to make such investigation of the business and affairs of the other as it deems appropriate.

          15. Publicity. Except as required by law or regulation, in no event will either party make any public announcement or issue any press release with respect to the transactions contemplated by this Letter Agreement without (a) first consulting with the other party as to the form and substance thereof and
(b) obtaining the prior written consent of the other party.

          16. Amendment. Any amendment, supplement, modification or waiver of or to any provision of this Letter Agreement shall be effective only if it is made and given in writing signed by the parties and only in the specific instance and for the specific purpose for which made or given.

          17. Effect. Except for the obligations and agreements set forth in paragraphs 4, , 7, 8, 11, 12, 13, 14, 15, 16, 17, 18 and 19 hereof, which are intended to be fully binding in accordance with their terms, and paragraph 6 which is intended to be fully binding after the Approval Date in accordance with its terms, neither this Letter Agreement nor its acceptance constitute a commitment, offer or legally binding or enforceable agreement of either Tickets.com or the shareholders of First Call to consummate the Acquisition and the failure for any reason to consummate (except for the breaches of paragraphs 4, 7, 8, 11, 12, 13, 14 and 15 hereof) shall not give rise to any legal obligation on the part of any party hereto. If the Approval Date has not occurred by June 30, 2000, this letter of intent and the obligations of the parties hereunder shall terminate, except that the provisions of paragraphs , 13, 15 and 18 shall survive. If the S-4 Effective Date has occurred by 30 June 2000, the provisions of paragraph 6 shall also survive.

          18. Governing Law. This Letter Agreement shall be governed by, and construed in accordance with English law, and the parties submit to the non-exclusive jurisdiction of the English courts for the purpose of enforcing any claim arising under this Letter Agreement.

          19. Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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
          Please confirm that the foregoing accurately sets forth our agreement by executing this Letter Agreement and returning it to Tickets.com via fax (714-327-5510) no later than 5:00 p.m. London time, February 29, 2000.

TICKETS.COM, INC.



By:  /s/ W. Thomas Gimple
     --------------------------------
     W. Thomas Gimple
Title:  Co-Chairman and Chief Executive Officer

AGREED AND ACCEPTED ON THIS
29th DAY OF FEBRUARY, 2000


FIRST CALL INTERNATIONAL LTD.



By:  /s/ Keith Mills
     --------------------------------
     Keith Mills
Title:  Chairman and Chief Executive Officer


AIR MILES INTERNATIONAL GROUP B.V.



By:  /s/ J. C. M. Veerman
     --------------------------------
    J. C. M. Veerman
Title:  Managing Director


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